SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 26, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration license onshore Israel, the Megiddo-Jezreel License (“MJL”), comprising approximately 99,000 acres, announces that it has successfully drilled its Megiddo-Jezreel #1 well to a total depth of 5,060 meters (~16,600 feet). Zion also successfully obtained three open-hole wireline log suites (including a formation image log). The well has also been cased and cemented in preparation for upcoming testing of multiple zones of interest, including zone(s) where free-flowing hydrocarbons were collected after circulating mud in the borehole.

Zion’s President and Chief Operations Officer, Dustin Guinn, stated, “We are extremely pleased with the completion of drilling of the MJ #1 well. While it may have taken longer than we would have liked, we had more than 119,000 man-hours with zero recordable incidents while drilling more than three miles into the earth. On a wildcat exploration well, this is an achievement in which all involved should take pride. We also recognize that the goal of this well was to find oil, and we can say with absolute confidence that we were successful in attaining that goal. The next crucial step is being able to effectively test and establish the well’s commerciality. I am excited about this phase as it will be a crucial and historic moment for Zion and its shareholders.”

Zion’s CEO, Victor G. Carrillo, added, “The logs appear to confirm what we know from seeing oil mixed in with the mud – that we encountered live oil in the deep portion of the well. We still await a full interpretation of the image log obtained in our last logging run to ascertain fracture location and intensity. Our interpretation, supported by third party petrophysical analysis, shows multiple zones exhibiting key properties that we will test for production capacity. We cannot comment on the well’s capacity for commercial production until after we conduct and analyze our well testing protocol, which we anticipate to take place in April. We will endeavor to provide further updates as material information becomes available.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 –	Press release dated February 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: February 26, 2018	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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